1x Q1 2023 Shareholder Letter 1

We spent the first quarter of 2023 moving swiftly to adapt to new realities, as we saw the economy further impact our customers and our business. We delivered a better-than-expected first quarter, with Gross Services Volume (GSV) exceeding $1 billion for the fifth straight quarter and first-quarter revenue growth of 14% year-over-year to $160.9 million. We had GAAP net income of $17.2 million and adjusted EBITDA of $(2.9) million in the first quarter. We also surpassed an exciting milestone in the first quarter: $20 billion in lifetime freelancer earnings on Upwork, which doubled from $10 billion in only three years. This milestone is a testament to the incredibly diverse, high-value work happening on our platform every day as well as the abundance of highly skilled talent with whom hundreds of thousands of clients build long-term trusted relationships on Upwork. We are building this business to achieve the next milestone of $40 billion in freelancer earnings and beyond. At the same time, we saw some unanticipated softness in certain client behavior due to macroeconomic uncertainty, which was most pronounced with our Enterprise customers and large businesses in the self-service Marketplace. This caused us to lower our topline revenue growth expectations and proactively take cost reduction measures to increase our profitability outlook for the remainder of the year and significantly accelerate our progress towards long-term profitability. The opportunity ahead of Upwork continues to be significant, and we are moving aggressively and intentionally to advance both our profitability and growth goals via a three-part framework: 1) Running a Lean and Efficient Organization: We remain unwavering in our commitment to building an efficient, profitable business. Steps we have taken to streamline our operations include a workforce reduction, a pause on our second-half brand media investment, considerable revisions to our hiring plans, and a reduction of vendor-related expenses. We reduced our workforce by 137 roles, or approximately 15% of full-time employees, and have also reduced positions of independent team members. We are also pausing our brand media investment indefinitely and reducing our brand working media spend by more than $22 million in the second half of 2023, representing a reduction of 94% versus the prior plan for the second half of 2023. Our team has done a phenomenal job increasing our unaided brand awareness, and our brand campaign is resonating with customers. However, in the current macroeconomic environment, we do not have enough visibility into exactly when we will see brand awareness translate into client conversion to continue prioritizing the investment at this time. In total, the measures announced today are expected to drive over $80 million of annualized net cost savings, and deliver approximately $40 million of net cost savings in 2023. Our second-quarter 2023 adjusted EBITDA guidance of $0 to $2 million, representing a 0% to 1% adjusted EBITDA margin, includes approximately $4 million of non-recurring severance-related costs. Excluding these non-recurring severance-related costs, our second-quarter 2023 adjusted EBITDA margin would have been expected to be 3% to 4%. These actions put us on a course to deliver fourth-quarter 2023 adjusted EBITDA margin of approximately 15% while remaining consistent with our ongoing commitment to drive durable growth and invest for strong returns. Our cost discipline, agility, and focus on cost optionality in our operations will continue under Erica Gessert, who we were thrilled to announce as our new CFO during the first quarter. We will share more about our long-term outlook and targets over the next several quarters as Erica settles into the role. We were also pleased to announce Sunita Solao as our new chief people officer shortly after quarter end and look forward to her leadership of our people team. Dear Shareholders 2

3) Tuning Our Sales Approach to Where We Win in this Macroenvironment: In the fourth quarter of 2022, trends in Enterprise suggested we could achieve our quarter-over-quarter growth goals in Land productivity and Expand client spend for 2023. These indicators included expected strength or stability in key metrics like sales cycle length, new deal close rates, client retention, and spend levels from some of our largest customers. Those expectations did not materialize and headwinds in these metrics in the first quarter and early in the second quarter shifted our expectations, so we have acted accordingly in announcing personnel changes today that put our Sales team back on sound economic footing. As part of today’s changes, Eric Gilpin, our chief sales officer and current GM, Enterprise, will be stepping down. Eric has contributed so much in building our business and team to this point, and is leaving a strong legacy. He will stay on in an advisory role through the end of the second quarter. We will be immediately launching a search for a general manager for our Enterprise business unit. We also spent time in the first quarter analyzing our data and testing to identify key insights about where our product and our sales reps are performing best. We are using those insights to refine our sales strategy, focus on the most productive areas of opportunity in this environment, and drive stronger results with the leaner team we will have, bringing our productivity back in line with our ROI targets. To support our objectives as underscored in the three-part framework, we continue to focus on capital structure and allocation. In the first quarter, we repurchased, at a discount, over $200 million principal amount of our outstanding convertible senior notes due in 2026. Despite some of the short-term turbulence we face, we continue to operate the business in a nimble and proactive manner given our confidence that our massive long-term opportunities continue to be intact. As our financial results demonstrate, we continue to grow, albeit at a more moderate rate. Our established strategy and investments are sound, and we will continue to be prudent and disciplined with our spend in the here and now, taking actions aimed at delivering profitability as we progressively unlock durable growth and position the business to capitalize on eventual recovery in the macroeconomic environment. Throughout 2023, we are focused on the things we can control: innovating, evangelizing, and scaling a work marketplace that delivers cost-effective, unparalleled workforce solutions and an exceptionally deep and diverse pool of skilled global talent to meet our customers’ work needs. 2) Optimizing Our Growth Portfolio: Growth continues to be a major priority, and we are focused on two main areas right now. Over the last few years, we bolstered our product lineup considerably with key enhancements and expansions, including integral improvements to our Enterprise Suite, the addition of new products like Project Catalog Consultations, and our recently announced end-to-end solution to support full-time hiring. As the category leader in our space, we know that our opportunity to offer customers a singular destination capable of serving the full breadth of their hiring and work needs is critical for client spend, lifetime value, and retention. Now that we have such a robust product lineup, we are in a strong position to drive further adoption of our product portfolio and deliver even more delightful experiences to customers. This means we are going deeper rather than broader with our R&D, narrowing the scope and focus of the projects on which our team will work. Another main focus area for us continues to be generative AI. We are establishing Upwork as the preeminent option for finding and hiring specialized skilled talent for the full range of generative AI-related work. We have identified and are pursuing multiple dimensions of this opportunity for talent, clients, and our own teams, through our product development, unique research, and partnerships. Both supply and demand for work and talent related to generative AI tools and technology implementations continue to climb: The average weekly number of search queries related to generative AI in the first quarter increased over 1000% compared to the fourth quarter of 2022, and the average number of weekly job posts related to generative AI increased more than 600% over the same time period. To serve this explosive demand, we have continued updating our Talent Marketplace to reflect exciting new skills and roles like prompt engineers and added new Project Catalog categories of work, bringing the total number of categories on Upwork to over 125. Our own development teams have been innovating and testing new interfaces and experiences made possible for our customers by generative AI technology and large language models. We are testing generative AI-powered solutions for transforming core customer experiences like getting started, posting jobs, receiving support, and having questions answered. We are working around the clock to bring the benefits of these new technologies to talent on Upwork in every category we serve. Generative AI’s emergence in the mainstream has us excited—we know that it is going to be a force-multiplying tool for talent and a cost-saving advantage for clients—and we are committed to fully exploring and harnessing its power and efficiency. 3

Innovating the Work Marketplace In 2023, we are continuing to innovate the work marketplace and execute against our product strategy of: 1) making it easy for clients and talent to get started on the Upwork platform; 2) ensuring they have a delightful experience when completing their first job; and 3) establishing Upwork as the place clients and talent come back to again and again for work. Just like in 2022, these three guiding principles work together to create a flywheel that enhances our industry-leading two-sided marketplace and drives our customers’ success as well as our own, making Upwork the go-to platform for clients and talent to get work—both simple and complex projects—done together. Solution for Full-Time Hiring Our innovation efforts in the first quarter of 2023 were led by the announcement and adoption of our solution for full-time hiring. While this is still a new solution for our customers, we are seeing engagement and are thrilled about the potential it can deliver. With our portfolio of products fully built out, we are focusing on driving further adoption. Lower Flat Fee Structure Late in the quarter, we communicated our newly simplified, competitive flat fee structure for talent. Beginning today, May 3, we are retiring our tiered service fee structure and moving to a flat 10% fee for all relationships. This change took effect today on new contracts and existing contracts with a 20% fee. Talent who currently have a 5% fee on contracts will be able to keep that rate on those existing contracts through the end of 2023. As a result, all future talent and most of our newer existing talent will see a reduced fee, enabling them to set more competitive rates and increase their chances of winning contracts. Our expectation is that reducing the talent service fee associated with the majority of work on our marketplace and dramatically lowering the fee on all new relationships will lead to clients seeing more competitive overall prices across the platform—whether for hourly, fixed-price, or Project Catalog work—unlocking more client demand and increasing the likelihood of jobs getting filled and work getting done. Q1’23 Business Highlights 4 Career Innovator: Marcus Grimm “I was let go from my job in July 2020, when the agency I was working for downsized during the early months of the pandemic. It was the first time that I had ever lost a job. Our youngest was going into his last year of college—one of our last years of super big expenses. I was a middle-aged person, mid-career. I wasn’t sure what I was going to do,” said Marcus Grimm, marketing automation & strategy expert. A friend recommended that Grimm establish a profile on Upwork. It took a few weeks, but he quickly started building relationships on the platform and soon had enough work that he no longer had to apply for jobs—they started coming to him. “After I'd done a few jobs, I told my wife that I didn't think I needed to search for traditional jobs anymore. I felt that freelancing was a better lifestyle. Fast-forward to today, and the crazy thing is that this year I will earn much more than I’ve ever made in my life in a year. The stability has given us the ability to purchase a second home, where we can spend as much time as we want. I love the life freelancing has afforded us. I haven’t lost one minute of sleep since I lost my job because there are just so many opportunities for me on Upwork. I just have to make sure I don’t fill my calendar with too much work!”

5 Lower talent fees contribute to a virtuous cycle that encourages clients to bring more jobs to Upwork, resulting in more opportunities for talent. Additionally, we paired this pricing update with a new once-per-contract client contract initiation fee of up to $4.95 on our Talent Marketplace and Project Catalog, assessed when a client makes their first payment to talent. We believe these changes further cement Upwork’s position as the category leader in our space. Past testing has indicated that while a change like this will result in some churn in the near term as customers adjust to changes, we expect most of it to occur in early 2024 when remaining 5% contracts are migrated to the new pricing. We also expect these adjustments to be mostly offset by increased client demand driven by lower costs as well as prolonged take rate expansion, primarily derived from the elimination of our 5% rate tier. Increased revenue from these pricing changes was factored into our original full-year 2023 guidance given last quarter and our updated full-year 2023 guidance outlined today. Career Innovator: Harold Rey Ladaran “I originally turned to Upwork to help put myself through college,” said Harold Rey Ladaran, a customer support professional and founder of SPLACE, a Top Rated Plus, omnichannel BPO company. “I didn’t realize at the time that the platform would change the entire trajectory of my career and life.” Based in Davao City, Philippines, Ladaran accepted an opportunity with a local company after he graduated. But he quickly realized that his earning potential would be limited if he restricted himself to opportunities within his local area. He started ramping up his bids on Upwork to see if he could find enough work to leave his full-time job. “I started getting larger and more complex jobs and building long-term relationships with some of my clients. Within about a year, one of my customers in Australia approached me to see if I could take on a bigger role, and that’s when I decided to build a team.” “In a matter of about four years, I’ve built a team of local customer support professionals, and we have grown to a headcount of 250. The vast majority of our work comes through Upwork. Through the platform, we have access to clients and opportunities that we simply just wouldn’t have otherwise in our geographic region,” Ladaran said. “Since I’ve grown my company into an agency, I’m now doing something that is not just helping myself but is helping my local community. People tell me that they’ve never had this kind of economic stability before and have a lifestyle they love because of their work with my agency. I am so humbled by it and am deeply grateful for the opportunities Upwork offers all of us.”

Evangelizing the Work Marketplace Our “This Is How We Work Now” brand campaign, launched in September 2022, continued to perform well in the first quarter of 2023, delivering unaided awareness growth of 37% quarter-over-quarter with business decision-makers among the large business segment (1,000 employees or more, which continue to fit our ideal customer profile), despite lower quarter-over-quarter brand working media spend of $14.2 million. We also saw top-of-mind awareness, which is a measurement of being the first brand mentioned in a category, grow over 70% within this large business segment quarter-over-quarter. Since the launch of the campaign, we have achieved 45% growth in unaided awareness among business decision-makers overall, with unaided awareness rising more than 200% among business decision-makers at large companies. Our brand campaign was recently recognized eight times in the 2023 Clio Awards—a prestigious international program that recognizes innovation and creative excellence in advertising, design, and communication—garnering one gold, four silvers, two bronzes, and one shortlist. Our brand and creative work was also nominated for The Webby Awards and has been shortlisted in 14 categories by The One Show, an annual global awards program for advertising, design, and digital marketing. However, with the current macroeconomic environment, we do not have enough visibility into exactly when we will see brand awareness translate to client conversion. As such, we are pausing our brand media investment indefinitely and reducing our brand working media spend by more than $22 million in the second half of 2023, representing a reduction of 94% versus the prior plan for the second half of 2023. We continue to leverage performance marketing as a growth lever to bring new customers into the business. We made strides in our performance marketing program in the first quarter, which resulted in material year-over-year gains to top-of-funnel efficiency, and we will continue to focus our marketing efforts and investments on efficient growth in the quarters ahead. 6 Career Innovator: Marcus Grimm “I was let go from my job in July 2020, when the agency I was working for downsized during the early months of the pandemic. It was the first time that I had ever lost a job. Our youngest was going into his last year of college—one of our last years of super big expenses. I was a middle-aged person, mid-career. I wasn’t sure what I was going to do,” said Marcus Grimm, marketing automation & strategy expert. A friend recommended that Grimm establish a profile on Upwork. It took a few weeks, but he quickly started building relationships on the platform and soon had enough work that he longer had to apply for jobs—they started coming to him. “After I'd done a few jobs, I told my wife that I didn't think I needed to search for traditional jobs anymore. I felt that freelancing was a better lifestyle. Fast-forward to today, and the crazy thing is that this year I will earn much more than I’ve ever made in my life in a year. The stability has given us the ability to purchase a second home, where we can spend as much time as we want. I love the life freelancing has afforded us. I haven’t lost one minute of sleep since I lost my job because there are just so many opportunities for me on Upwork. I just have to make sure I don’t fill my calendar with too much work!” Career Innovator: Ezra Williams “A few years ago, I found myself juggling life as a mom and as a student pursuing a Master’s degree in computer science at Georgia State University, and I needed both part-time income and work-life balance. I turned to Upwork,” said software programmer Ezra Williams. “In addition to my background in software engineering, I have extensive experience teaching and tutoring computer programming. I was so excited when a leading online tech training institute offered me my first job on Upwork: an opportunity to serve as a computer programming Java instructor and help them enhance their remote instruction team. The job was a perfect fit for my skill set,” Williams said. Just when Williams was finished with school and ready to take on more hours, through Upwork’s solution for full-time hiring, the organization offered Williams the chance to convert to a full-time employee. Full-time hiring on Upwork allows professionals and businesses of all sizes to find each other, trial working together, and decide if they want to progress to a full-time relationship. “I love the inclusivity of the client and am so grateful for the opportunity,” Williams said.

Scaling the Work Marketplace Since our last earnings, we saw greater-than-expected headwinds in our Enterprise business as prospects and customers further reduced budgets and deferred hiring plans and decisions. In turn, instead of the step up we expected this quarter in closing new Enterprise logos, we landed 25 new Enterprise Clients, and Enterprise Revenue grew 6% year-over-year to $11.4 million. While companies like American Greetings, Axon, Docebo, McKesson, TE Connectivity, and Transformco turned to Upwork to help them manage their workforce strategies through the current macroeconomic environment, we saw evidence that factors like tech sector layoffs, continued corporate belt-tightening, and more widespread hiring freezes are weighing on both the pace at which we are able to bring on new Enterprise Clients, as well as on the pace at which our existing Enterprise Clients maintained or expanded their spend with us. This quarter, more than in the past, we observed that our top client industry—technology—saw more pronounced softness in new deal close rates and spend per customer. Despite these challenges, many of our long-standing customers continued their usage of Upwork, even in the face of new budgetary realities. The number of clients spending $1 million or more in the trailing 12 months increased 30% year-over-year in the first quarter, which showcases continued programmatic usage of Upwork among our existing Enterprise Clients and validates the optimism we have about the long-term Enterprise opportunity. With the personnel changes we announced today, we have right-sized our Enterprise team for our current customer portfolio and performance metrics, and are also refining our sales strategy to focus on the most productive areas of opportunity in this macroeconomic environment: ● We are focusing on higher-conversion opportunities, such as the ample inbound and Marketplace upsell opportunities in front of us, which will enable us to do less outbound cold-calling with our leaner team. ● We are narrowing our focus to the top customer industries where we see client spend at our target economics, and removing other industries where we see client spend at lower levels from our Land funnel. ● We are resegmenting our playbooks to empower sales reps to focus differently, depending on attributes of the companies they are serving. 7 Workplace Innovator: Grammarly Grammarly's mission is to improve lives by improving communication. "As we look to empower businesses with effective communication, maintaining a network of dozens of expert freelancers helps us expand our opportunities to support our customers while bringing in diverse perspectives to enhance our efforts," said Rohit Jonnalagadda, head of operations of Grammarly's Expert Writing Service. In addition to engaging and managing freelancers on the platform through Upwork’s marketplace, Grammarly uses Upwork’s new Any Hire service. “Any Hire gives our teams the option to bring in a freelancer from beyond Upwork to work with us on a project or contract. This allows us to work with talent we trust who we found outside of the Upwork platform and also provides freelancers with benefits like payment protection,” Jonnalagadda said. Across functions like Grammarly’s Expert Writing Service, language research, and marketing, talent on Upwork complement Grammarly’s existing team by bringing particular skill sets, experience, and outside perspectives to help drive even greater efficiency and innovation. “Upwork allows us to centrally work with and scale our network of freelancers, ultimately saving us time and costs,” Jonnalagadda said.

In last quarter’s shareholder letter, we outlined three phases of customer behavior we have seen through past periods of macroeconomic uncertainty, with the first phase marked by cost-cutting and freezing hiring budgets. This continues to be the phase where we observe many companies today, in particular larger businesses, many of which use, or are eligible for, our Enterprise Suite. In the second phase, they get more comfortable with how their businesses are stabilizing and turn to Upwork for the value and cost advantage we offer. In the third phase, as the economy recovers, they lean further into Upwork to take advantage of the speed and flexibility we deliver as their hiring solution of choice. Despite turbulence in customers’ near-term behavior, this has not changed our view of the promising Enterprise opportunity, and we remain committed to, and optimistic about, its long-term growth trajectory. 8 Workplace Innovator: Teambuilding.com Teambuilding.com’s bread and butter used to be in-person museum tours. But when the pandemic hit, they needed to quickly pivot to expand upon one of their smaller brand offerings—virtual team building events. “A critical step in this enormous transformation for our organization was immediately changing our online presence to reflect these new product offerings and this new brand positioning,” said Angela Robinson, a marketing lead at Teambuilding.com. By hiring a team of content developers on Upwork, they were able to increase their website traffic from 600,000 monthly visitors to 2 million monthly visitors. “Today, Teambuilding.com is #15 on Inc 5000’s list of America’s Fastest Growing Companies—in no small part due to the team we have built on Upwork,” Robinson said.

9 Gross Services Volume (GSV) GSV in the first quarter of 2023 was flat year-over-year at $1.0 billion. GSV represents the total amount that clients spend on both our marketplace offerings and our managed services offering as well as additional fees we charge to customers for other services. GSV was down approximately 3% quarter-over-quarter, which was primarily driven by continued impacts from the macroeconomic environment. Active Clients Active Clients, defined as those clients that had spend activity during the 12 months preceding the date of measurement, increased 4% year-over-year as of March 31, 2023. We ended the first quarter with approximately 827,000 Active Clients, which was up nearly 2% quarter-over-quarter. Q1’23 Financial Results

GSV per Active Client GSV per Active Client increased 5% year-over-year to $4,967 as of March 31, 2023, as we saw higher average spend growth from retained clients offset by weaker growth in spend from more newly acquired clients. Take Rate Our overall take rate in the first quarter of 2023 was 16.0%, up from 15.7% in the previous quarter and from 14.1% in the first quarter of 2022. Marketplace take rate for the first quarter of 2023 was 14.9%, up from 14.5% in the previous quarter and from 13.1% in the first quarter of 2022. Marketplace take rate measures the correlation between marketplace revenue and marketplace GSV and is calculated by dividing marketplace revenue by marketplace GSV. The increase was primarily a result of client fee changes related to the transition to our Client Marketplace Plan in the second quarter of 2022 in addition to increasing revenue contribution from Connects. 10

Revenue Revenue grew 14% year-over-year to $160.9 million in the first quarter of 2023. Marketplace revenue for the first quarter of 2023 was $148.1 million, reflecting a year-over-year increase of 14%. Managed services revenue grew 7% year-over-year to $12.8 million for the first quarter of 2023. In the first quarter of 2023, total revenue growth was primarily a result of client fee changes related to the transition to our Client Marketplace Plan in the second quarter of 2022, partially offset by the softening macroeconomic conditions that negatively impacted GSV, client acquisition, and retention. 11

Enterprise Revenue Enterprise Revenue grew 6% year-over-year to $11.4 million in the first quarter of 2023. We define Enterprise Revenue as revenue from our Upwork Enterprise offering, including all related client fees, subscriptions, and talent service fees. Enterprise Revenue growth continued to slow in the first quarter as impacts from the macroeconomic environment persisted. New Enterprise Clients We signed 25 new Enterprise Clients in the first quarter of 2023, a decrease of (28)% year-over-year. We define an Enterprise Client as a client that has entered into a contract for its use of our Upwork Enterprise Suite offering. The continued weakness in new Enterprise Client acquisition was driven primarily by elongated sales cycle length due to persistent macroeconomic headwinds. 12

Gross Profit and Margin GAAP gross profit was $120.4 million for the first quarter of 2023, or 75% of revenue, compared with 73% of revenue in the prior year period. Non-GAAP gross profit was $120.9 million, or 75% of revenue, in the first quarter of 2023, compared with 73% in the first quarter of 2022. OPEX GAAP operating expenses for the first quarter of 2023 were $145.5 million, representing 90% of revenue, compared to 90% in the prior year period, with R&D expense increasing from 27% to 28%, sales and marketing expense decreasing from 41% to 40%, G&A expense decreasing from 21% to 18%, and provision for transaction losses increasing from 2% to 4% of total revenue in the first quarter of 2023. Non-GAAP operating expenses for the first quarter of 2023 were $125.8 million, representing 78% of revenue, as compared to 75% in the prior year period, with non-GAAP R&D expense increasing from 21% to 23%, non-GAAP sales and marketing expense decreasing from 39% to 38%, non-GAAP G&A expense remaining flat at 13%, and provision for transaction losses increasing from 2% to 4% of total revenue in the first quarter of 2023. Provision for transaction losses increased due to fraud protection fees paid to a third-party vendor and increased bad debt losses, instances of fraud, and chargeback losses. Sequentially, provision for transaction losses was essentially flat. 13

Net Income (Loss) GAAP net income was $17.2 million in the first quarter of 2023 compared to GAAP net loss of $(24.7) million in the first quarter of 2022. GAAP net income per basic share was $0.13 in the first quarter of 2023 as compared to GAAP net loss per basic share of $(0.19) in the first quarter of 2022. GAAP net loss per diluted share was $(0.15) in the first quarter of 2023 as compared to GAAP net loss per diluted share of $(0.19) in the first quarter of 2022. The difference between GAAP net income per basic share and GAAP net loss per diluted share was driven by certain adjustments to our net income to reverse current period entries primarily for a gain on extinguishment related to the over $200 million principal amount of our outstanding convertible senior notes due in 2026 (the Notes) that we repurchased during the quarter. Non-GAAP net loss was $(0.7) million in the first quarter of 2023 compared to non-GAAP net loss of $(3.5) million in the first quarter of 2022. Our non-GAAP net loss per basic share was $(0.01) in the first quarter of 2023 as compared to non-GAAP net loss per basic share of $(0.03) in the first quarter of 2022. Adjusted EBITDA Adjusted EBITDA loss was $(2.9) million in the first quarter of 2023, compared to $(0.4) million in the first quarter of 2022. We define adjusted EBITDA as net income (loss) adjusted for: stock-based compensation expense; depreciation and amortization; interest expense; other (income) expense, net; income tax (benefit) provision; and if applicable, other non-cash transactions. Additionally, in response to the war in Ukraine, during the year ended December 31, 2022, we incurred certain incremental expenses associated with our humanitarian response efforts. These expenses are not representative of our ongoing operations, and, as a result, we excluded these costs from adjusted EBITDA for the year ended December 31, 2022. Cash Flow and Balance Sheet Cash, cash equivalents, and marketable securities were approximately $509.6 million at the end of the first quarter of 2023. This was a decrease of $177.0 million from the end of the fourth quarter of 2022, primarily driven by the $170.8 million paid to repurchase $214.0 million aggregate principal amount of the Notes during the first quarter of 2023. As of March 31, 2023, approximately $361.0 million principal amount of the Notes remain outstanding. 14

Guidance Based on the current macroeconomic environment and related trends in our business, we are guiding second-quarter 2023 revenue to be between $161 million and $164 million, which is a 4% year-over-year increase at the midpoint, and reducing our full-year 2023 revenue guidance to between $655 million and $670 million, which is 7% year-over-year growth at the midpoint. Guidance for second-quarter 2023 adjusted EBITDA includes approximately $4 million of non-recurring severance-related costs. We expect second-quarter adjusted EBITDA to be between $0 million and $2 million, which represents an adjusted EBITDA margin of 0% to 1%. Excluding these non-recurring severance costs, second-quarter adjusted EBITDA margin would have been expected to be 3% to 4%. Driven by the cost-saving actions we announced today, we are increasing full-year 2023 adjusted EBITDA guidance to between $36 million and $40 million, as we remain committed to delivering higher adjusted EBITDA in 2023. As a reminder, the cost-saving actions announced today are expected to drive over $80 million of annualized net cost savings, and deliver approximately $40 million of net cost savings in 2023. With these actions, we now expect fourth-quarter 2023 adjusted EBITDA margin to be approximately 15%. We define adjusted EBITDA margin as adjusted EBITDA divided by revenue. We expect second-quarter 2023 non-GAAP diluted EPS to be between $0.00 and $0.02 and diluted weighted-average shares outstanding in the range of 135 million to 137 million. For full-year 2023, we now expect non-GAAP diluted EPS to be between $0.24 and $0.28 and diluted weighted-average shares outstanding in the range of 140 million to 144 million. We now expect stock-based compensation expense to average approximately $20 million per quarter for 2023. We have not reconciled our adjusted EBITDA guidance to GAAP net income (loss), adjusted EBITDA margin guidance to GAAP net income (loss) margin, or non-GAAP diluted EPS to GAAP diluted EPS because certain items that impact GAAP net income (loss), GAAP net income (loss) margin, and GAAP diluted EPS are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by the future fair market value of our common stock and other factors, all of which are difficult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during 2023 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of adjusted EBITDA to GAAP net income (loss), adjusted EBITDA margin to GAAP net income (loss) margin, and non-GAAP diluted EPS to GAAP diluted EPS is not available without unreasonable effort. 15 Q2 2023 Guidance FY 2023 Guidance Revenue $161 million - $164 million $655 million - $670 million Adjusted EBITDA $0.0 million - $2.0 million $36.0 million - $40.0 million Diluted weighted-average shares outstanding 135.0 million - 137.0 million 140.0 million - 144.0 million Non-GAAP diluted EPS $0.00 - $0.02 $0.24 - $0.28

Upwork will host a conference call today, May 3, 2023, at 2 p.m. Pacific Time/5 p.m. Eastern Time to discuss the company’s first-quarter 2023 financial results. An audio webcast archive will be available following the live event for approximately one year at investors.upwork.com. We use our Investor Relations website (investors.upwork.com), our blog (upwork.com/blog), our Twitter handle (twitter.com/Upwork), and Hayden Brown’s Twitter handle (twitter.com/hydnbrwn) and LinkedIn profile (linkedin.com/in/haydenlbrown) as means of disseminating or providing notification of, among other things, news or announcements regarding our business or financial performance, investor events, press releases, and earnings releases and as means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD. The content of our websites and information that we may post on or provide to online and social media channels, including those mentioned above, and information that can be accessed through our websites or these online and social media channels are not incorporated by reference into this shareholder letter or in any report or document we file with the SEC, and any references to our websites or these online and social media channels are intended to be inactive textual references only. Q1 2023 Conference Call and Webcast Thank you, Hayden Brown President & CEO Erica Gessert Chief Financial Officer

17 Three Months Ended March 31, 2023 2022 Revenue Marketplace $ 148,088 $ 129,425 Managed services 12,770 11,912 Total revenue 160,858 141,337 Cost of revenue 40,427 37,916 Gross profit 120,431 103,421 Operating expenses Research and development 44,481 38,161 Sales and marketing 65,000 57,642 General and administrative 29,287 29,141 Provision for transaction losses 6,701 2,129 Total operating expenses 145,469 127,073 Loss from operations (25,038) (23,652) Interest expense 1,101 1,125 Other income, net (44,101) (68) Income (loss) before income taxes 17,962 (24,709) Income tax provision (795) (29) Net income (loss) $ 17,167 $ (24,738) Net income (loss) per share: Basic $ 0.13 $ (0.19) Diluted $ (0.15) $ (0.19) Weighted-average shares used to compute net income (loss) per share Basic 132,836 129,359 Diluted 135,966 129,359 UPWORK INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except for per share data) (Unaudited)

18 March 31, 2023 December 31, 2022 ASSETS Current assets Cash and cash equivalents $ 101,985 $ 129,384 Marketable securities 407,643 557,230 Funds held in escrow, including funds in transit 179,420 161,457 Trade and client receivables, net 59,291 64,888 Prepaid expenses and other current assets 19,481 17,947 Total current assets 767,820 930,906 Property and equipment, net 23,104 22,063 Goodwill 118,219 118,219 Operating lease asset 6,803 7,603 Other assets, noncurrent 2,120 1,454 Total assets $ 918,066 $ 1,080,245 LIABILITIES AND STOCKHOLDERS’ EQUITY Current liabilities Accounts payable $ 4,248 $ 7,549 Escrow funds payable 179,420 161,457 Accrued expenses and other current liabilities 47,595 53,611 Deferred revenue 25,557 25,075 Total current liabilities 256,820 247,692 Debt, noncurrent 354,705 564,261 Operating lease liability, noncurrent 9,713 11,177 Other liabilities, noncurrent 7,872 8,236 Total liabilities 629,110 831,366 Stockholders’ equity Common stock 13 13 Additional paid-in capital 613,887 592,900 Accumulated other comprehensive loss (1,162) (3,085) Accumulated deficit (323,782) (340,949) Total stockholders’ equity 288,956 248,879 Total liabilities and stockholders’ equity $ 918,066 $ 1,080,245 UPWORK INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

19 Three Months Ended March 31, 2023 2022 CASH FLOWS FROM OPERATING ACTIVITIES: Net income (loss) $ 17,167 $ (24,738) Adjustments to reconcile net income (loss) to net cash used in operating activities: Provision for transaction losses 3,712 1,919 Depreciation 2,024 2,009 Amortization of debt issuance costs 716 740 Amortization of premium (accretion of discount) of purchases of marketable securities, net (3,487) 537 Amortization of operating lease asset 800 751 Tides Foundation common stock warrant expense 188 188 Stock-based compensation expense 19,900 16,735 Gain on early extinguishment of debt (38,945) — Changes in operating assets and liabilities: Trade and client receivables 1,990 2,990 Prepaid expenses and other assets (1,360) (1,394) Operating lease liability (1,419) (1,292) Accounts payable (3,380) 1,150 Accrued expenses and other liabilities (6,855) (12,734) Deferred revenue 248 1,663 Net cash used in operating activities (8,701) (11,476) CASH FLOWS FROM INVESTING ACTIVITIES: Purchases of marketable securities (156,128) (160,251) Proceeds from maturities of marketable securities 167,416 106,634 Proceeds from sale of marketable securities 143,709 — Purchases of property and equipment (158) (193) Internal-use software and platform development costs (2,703) (1,233) Net cash provided by (used in) investing activities 152,136 (55,043) CASH FLOWS FROM FINANCING ACTIVITIES: Changes in escrow funds payable Proceeds from exercises of stock options 17,963 35,566 Proceeds from employee stock purchase plan 758 488 Net cash paid for early extinguishment of debt (170,752) — Net cash provided by (used in) financing activities (152,031) 36,054 NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH (8,596) (30,465) Cash, cash equivalents, and restricted cash—beginning of period 295,231 352,058 Cash, cash equivalents, and restricted cash—end of period $ 286,635 $ 321,593 UPWORK INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

20 March 31, 2023 December 31, 2022 Cash and cash equivalents $ 101,985 $ 129,384 Restricted cash 5,230 4,390 Funds held in escrow, including funds in transit 179,420 161,457 Total cash, cash equivalents, and restricted cash as shown in the condensed consolidated statement of cash flows $ 286,635 $ 295,231 The following table reconciles cash, cash equivalents, and restricted cash as reported in the condensed consolidated balance sheets to the total of the same amounts shown in the condensed consolidated statements of cash flows as of the following (in thousands):

21 Three Months Ended March 31, 2023 2022 Change Cost of revenue $ 40,427 $ 37,916 $ 2,511 7% Components of cost of revenue: Cost of talent services to deliver managed services 9,533 8,959 574 6% Other components of cost of revenue 30,894 28,957 1,937 7% Total gross margin 75% 73% UPWORK INC. COST OF REVENUE AND GROSS MARGIN (In thousands, except percentages) (Unaudited)

22 Three Months Ended March 31, 2023 2022 Net Income (loss) $ 17,167 $ (24,738) Add back (deduct): Stock-based compensation expense 19,900 16,735 Depreciation and amortization 2,024 2,009 Interest expense 1,101 1,125 Other income, net (1) (44,101) (68) Income tax provision 795 29 Tides Foundation common stock warrant expense 188 188 Humanitarian response efforts — 4,287 Adjusted EBITDA $ (2,926) $ (433) (1) During the three months ended March 31, 2023, we recognized a gain on the early extinguishment of debt of $38.9 million, which is included in other income, net. Cost of revenue, GAAP $ 40,427 $ 37,916 Stock-based compensation expense (420) (239) Humanitarian response efforts — (89) Cost of revenue, Non-GAAP 40,007 37,588 As a percentage of total revenue, GAAP 25% 27% As a percentage of total revenue, Non-GAAP 25% 27% Gross profit, GAAP $ 120,431 $ 103,421 Stock-based compensation expense 420 239 Humanitarian response efforts — 89 Gross profit, Non-GAAP 120,851 103,749 Gross margin, GAAP 75% 73% Gross margin, Non-GAAP 75% 73% Research and development, GAAP $ 44,481 $ 38,161 Stock-based compensation expense (7,629) (5,615) Humanitarian response efforts — (2,653) Research and development, Non-GAAP 36,852 29,893 As a percentage of total revenue, GAAP 28% 27% As a percentage of total revenue, Non-GAAP 23% 21% Sales and marketing, GAAP $ 65,000 $ 57,642 Stock-based compensation expense (3,568) (2,265) Humanitarian response efforts — (260) Sales and marketing, Non-GAAP 61,432 55,117 As a percentage of total revenue, GAAP 40% 41% As a percentage of total revenue, Non-GAAP 38% 39% UPWORK INC. RECONCILIATION OF GAAP TO NON-GAAP RESULTS (In thousands, except for percentages and share data) (Unaudited)

23 General and administrative, GAAP $ 29,287 $ 29,141 Stock-based compensation expense (8,283) (8,616) Tides Foundation common stock warrant expense (188) (188) Humanitarian response efforts — (1,285) General and administrative, Non-GAAP 20,816 19,052 As a percentage of total revenue, GAAP 18% 21% As a percentage of total revenue, Non-GAAP 13% 13% Total operating expenses, GAAP $ 145,469 $ 127,073 Stock-based compensation expense (19,480) (16,496) Tides Foundation common stock warrant expense (188) (188) Humanitarian response efforts — (4,198) Total operating expenses, Non-GAAP 125,801 106,191 As a percentage of total revenue, GAAP 90% 90% As a percentage of total revenue, Non-GAAP 78% 75% Loss from operations, GAAP $ (25,038) $ (23,652) Stock-based compensation expense 19,900 16,735 Tides Foundation common stock warrant expense 188 188 Humanitarian response efforts — 4,287 Loss from operations, Non-GAAP (4,950) (2,442) Net income (loss), GAAP $ 17,167 $ (24,738) Stock-based compensation expense 19,900 16,735 Tides Foundation common stock warrant expense 188 188 Humanitarian response efforts — 4,287 Gain on early extinguishment of debt (38,945) — Tax effect of non-GAAP adjustments 956 — Net loss, Non-GAAP (734) (3,528) Weighted-average shares outstanding used in computing earnings (loss) per share, GAAP Basic (in millions) 132.8 129.4 Diluted (in millions) 136.0 129.4 Basic net income (loss) per share, GAAP $ 0.13 $ (0.19) Diluted net loss per share, GAAP $ (0.15) $ (0.19) Weighted-average shares outstanding used in computing loss per share, Non-GAAP Basic (in millions) 132.8 129.4 Diluted (in millions) 132.8 129.4 Basic net loss per share, Non-GAAP $ (0.01) $ (0.03) Diluted net loss per share, Non-GAAP $ (0.01) $ (0.03)

the impact of new and existing laws and regulations; our ability to generate revenue from our marketplace offerings and the effects of fluctuations in our level of client spend retention; our ability to develop, maintain, and enhance our brand and reputation cost-effectively; competition; challenges to contractor classification or employment status of talent on our work marketplace; the possibility that the market for talent and the services they offer will develop more slowly than we expect; user circumvention of our work marketplace; our ability to sell to large enterprise and clients with larger, longer-term independent talent needs; the success of our investments in our Enterprise sales organization and our related marketing efforts, and expectations for the ability for Enterprise sales to drive incremental revenue and GSV growth; changes in the amount and mix of services facilitated through our work marketplace from period to period; the success of our investments in brand marketing and the growth of our sales team; changes in our level of investment in sales and marketing, research and development, and general and administrative expenses, and our hiring plans for sales personnel; the market for information technology; the impact of increased use of artificial intelligence; future changes to our pricing model; payment and fraud risks, including our ability to reduce transaction losses; security breaches; privacy; litigation and related costs; changes in management; and other general market, political, economic, and business conditions. Ken Blanchard and Scott Blanchard About Upwork Upwork is the world’s largest work marketplace that connects businesses with independent talent from across the globe, as measured by GSV. We serve everyone from one-person startups to large, Fortune 100 enterprises with a powerful, trust-driven platform that enables companies and talent to work together in new ways that unlock their potential. Our talent community earned over $3.8 billion on Upwork in 2022 across more than 10,000 skills in categories including website & app development, creative & design, customer support, finance & accounting, consulting, and operations. Learn more at upwork.com and join us on LinkedIn, Twitter, Facebook, Instagram, and TikTok. Safe Harbor Statement This shareholder letter includes forward-looking statements. Forward-looking statements include all statements other than statements of historical fact, including any statements regarding our future operating results and financial position, including expected financial results for the second quarter and full year 2023, information or predictions concerning the future of our business or strategy, anticipated events and trends, including cost savings, potential growth opportunities, competitive position, technological and market trends, including artificial intelligence, industry environment, potential market opportunities, the economy, potential impacts as the COVID-19 pandemic subsides, and other future conditions. Forward-looking statements are based upon various estimates and assumptions, as well as information known to Upwork as of the date of this shareholder letter, and are subject to risks and uncertainties, including: the impact of challenging macroeconomic conditions on our business, including the impacts of any cost-saving measures that we implement as a result; our ability to attract and retain a community of talent and clients; our limited operating history under our current business strategy and pricing model; our focus on the long term and our investments in sustainable, profitable growth; our ability to develop and release new products and services, and develop and release successful enhancements, features, and modifications to our existing products and services; potential impacts as the COVID-19 pandemic subsides; 24 Contact: Evan Barbosa Investor Relations investor@upwork.com

Safe Harbor Statement Cont. Actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of future performance. Additionally, these forward-looking statements, particularly our guidance, involve risks, uncertainties, and assumptions, including those over which we have no control. Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant. Accordingly, undue reliance should not be placed on the forward-looking statements in this shareholder letter. Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 16, 2023, and our other SEC filings, which are available on the Investor Relations page of our website at investors.upwork.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the three months ended March 31, 2023, when filed. All forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events. 25 a reduction in cash available to us; (d) expense from our common stock warrant issued to the Tides Foundation, which is recurring and will be reflected in our financial results for the foreseeable future; or (e) certain incremental expenses associated with our humanitarian response efforts in response to the war in Ukraine, as these expenses are not representative of our ongoing operations. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. Reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures have been provided in the financial statement tables included in this shareholder letter, and investors are encouraged to review the reconciliations and not rely on any single financial measure to evaluate our business. Non-GAAP Financial Measures To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present non-GAAP cost of revenue (and as a percentage of revenue), non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (total and each line item, and total and each non-GAAP operating expense item as a percentage of revenue), non-GAAP income (loss) from operations, non-GAAP net income (loss) (and on a per share basis), and adjusted EBITDA in this shareholder letter. We use these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance. We exclude the following items from one or more of our non-GAAP financial measures: stock-based compensation expense (non-cash expense calculated by companies using a variety of valuation methodologies and subjective assumptions), depreciation and amortization (non-cash expense), interest expense, other (income) expense, net, income tax (benefit) provision, and, if applicable, other non-cash transactions. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP. In particular, (1) stock-based compensation expense has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy, (2) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements, and (3) adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; (c) tax payments that may represent 26